CONTACT:                                          FOR IMMEDIATE RELEASE
Frank J. Spina
Vice President & Chief Financial Officer
805/295.5600,  Ext. 2201

Mary E. Woods
Investor Relations
805/295.5600,  Ext. 2508

       3D SYSTEMS ANNOUNCES FOURTH QUARTER, FULL YEAR 1997 RESULTS

     VALENCIA, Calif., Feb. 24, 1998--3D Systems Corporation (Nasdaq-NNM:TDSC) today reported record revenues of $24.7 million for the fourth quarter 1997, an increase of 12 percent from $22.1 million in the comparable period one year ago.
     During the quarter, the company incurred one-time charges
approximating $2.1 million related primarily to inventory adjustments and restructuring of its European operations.
     After providing for these items, 3D Systems posted a net loss of $2.6 million, equal to $.22 a share, for the three months ended Dec. 31, 1997.
This compares with net income of $1.7 million, or $.14 a share, a year ago.
     For the year ended Dec. 31, 1997, revenues totaled a record $90.3 million, an increase of 13 percent from $79.6 million a year ago. The company posted a net loss of $4.6 million, or $.40 per share, in the most recent year. This compares with 1996 net income of $4.6 million, equal to $.39 per share.
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     In commenting on the quarter and year's performance, Arthur B. Sims, chairman and chief executive officer, cited three primary factors that depressed the company's results.
     "Softness in domestic sales was a serious drag on top line growth, although our international business grew 48 per cent in 1997.
     In Europe, restructuring charges and other operating expense increases added to our losses in the fourth quarter.
     Finally, we made significant inventory adjustments in the second half, necessitated by a number of factors, including obsolescence created in the wake of our aggressive rollout of new products in 1997."
     Sims added that "domestic sales now appear to be recovering, we have begun corrective actions to improve our European performance, and we believe that the inventory issues are now well behind us."

NEW SENIOR EXECUTIVE APPOINTED IN EUROPE

     Sims announced the appointment of Robert Baumgartner to head European sales and the resignation of Eugen J. Geyer, the company's vice president of European operations, to pursue other interests.
     Baumgartner was most recently director of sales and marketing for Geschrer GmbH, a subsidiary of Victoreen Inc. USA, a company specializing in measurement systems. Previously, he was general manager of MAB GmbH, a wholly owned subsidiary of BMW.
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SALES PRODUCTIVITY INCREASING

     "Orders flow and sales productivity have been increasing, and the backlog for our SLA rapid prototyping systems, while down substantially from last year's end, increased in both the third and fourth quarters," Sims said. "The U.S. sales team, particularly, showed progress during the second half of the year and their volume of bookings in the early weeks of 1998 is encouraging."

RECORD UNITS SHIPPED

     He reported that the company shipped 274 rapid prototyping units in 1997, of which 113 were the new Actua 2100 office systems. In 1996, the company shipped 157 units, six of which were Actua 2100's in the fourth quarter when the product was first introduced.
     In 1997's fourth quarter, the company shipped 85 units, of which 40 were Actua 2100 office systems, compared with 48 units in the same quarter a year ago. Actua shipments in 1997's fourth quarter included 14 units that had previously been placed on hold awaiting European CE certification.

NEW MILLENNIUM PRODUCT LINE WELL RECEIVED

     Sims reported that the company's new Millennium Series rapid prototyping systems, introduced late in the third quarter, is being well received across a wide range of industries. "All of the Big Three automobile companies have ordered units," he reported, "as have several auto companies in Europe and Asia. One U.S. car manufacturer ordered three of the advanced-technology SLA-5000's for shipment in this year's first quarter."
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     Sims indicated that the company's financial condition remains strong.
At year end, 3D Systems' current ratio stands at 3:1 and current assets include $16.2 million in cash and equivalents.
     3D Systems manufactures rapid product development systems that enable users to move from concept models to finished parts faster, at lower cost, and at higher quality than traditional methods. 3D's equipment fabricates solid objects using input from CAD/CAM/CAE computer systems. Major applications include concept modeling, rapid prototyping and rapid tooling for products in a wide range of industries including automotive, aerospace, medical, electronic and consumer product industries.
     Except for the historical information contained in this news release, the matters discussed are forward-looking statements that involve risks and uncertainties, such as the ability of the company to contain expenses attributable to its European operations, the impact of competitive products and pricing, and other risks detailed in the company's Form 10-K.
                                ###
For current investor information, please call our shareholder communication service at 800-757-1799.

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


                         3D SYSTEMS CORPORATION
                       Consolidated Balance Sheets

<CAPTION


        ASSETS                                               December 31, 1996     December 31, 1997
                                                             -----------------     -----------------
Current assets:
  Cash and cash equivalents                                   $   24,356,441       $  12,694,831
  Restricted cash                                                    722,000             ---
  Short-term investments                                           3,759,492           3,498,265
  Accounts receivable, less allowances for
   doubtful accounts of $406,178 (1996) and $441,399 (1997)       19,601,383          23,618,237
  Current portion of lease receivables                               987,362           1,257,006
  Inventories                                                     12,309,588          12,164,633
  Deferred tax assets                                              2,958,227           3,319,651
  Prepaid expenses and other current assets                        2,332,337           2,305,163
                                                              --------------       -------------

       Total current assets                                       67,026,830          58,857,786

Property and equipment, net                                       14,452,504          16,895,011
Licenses and patent costs, net                                     3,660,568           5,464,351
Deferred tax assets                                                1,821,000           3,971,000
Lease receivables, less current portion                            3,773,573           3,944,462
Other assets                                                       1,504,382           2,207,109
                                                              --------------       --------------
                                                              $   92,238,857       $  91,339,719
                                                              ==============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $    3,805,930       $   4,885,831
  Accrued liabilities                                              6,890,343           8,814,193
  Current portion of long-term debt                                  100,000              95,000
  Customer deposits                                                  894,111             238,248
  Deferred revenues                                                5,572,892           6,514,868
                                                              --------------       -------------
       Total current liabilities                                  17,263,276          20,548,140

Other liabilities                                                  1,472,991           1,491,534
Long-term debt, less current portion                               4,800,000           4,705,000
                                                              --------------       -------------

                                                                  23,536,267          26,744,674
                                                              --------------       -------------

Stockholders' equity:
  Preferred stock, $.001 par value.  Authorized 5,000,000
    shares; none issued
  Common stock, $.001 par value.  Authorized 25,000,000
    shares; issued and outstanding 11,358,892 (1996); and
    issued 11,450,071 and outstanding 11,425,071 (1997)               11,359              11,450
  Capital in excess of par value                                  72,527,768          73,856,965
  Accumulated deficit                                             (4,308,471)         (8,897,605)
  Cumulative translation adjustment                                  471,934            (210,827)
  Treasury stock, at cost, 25,000 shares                               ---              (164,938)
                                                               --------------      -------------
        Total stockholders' equity                                68,702,590          64,595,045
                                                              --------------       -------------

                                                              $   92,238,857       $  91,339,719


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


                         3D SYSTEMS CORPORATION
                  Consolidated Statements of Operations
              For the Three Month Periods and Years Ended
                      December 31, 1996 and 1997

[CAPTION]

                                           Three Month Periods Ended December 31,
                                                         (Unaudited)                      Years Ended December 31,
                                           -------------------------------------     -------------------------------------
                                                1996                  1997                1996                1997
                                           -----------------    ----------------     ----------------     ----------------


Sales:
  Products                                   15,033,628          $  16,824,401       $  53,228,089       $  59,148,861
  Services                                    7,086,348              7,876,159          26,403,414          31,107,812
                                           -----------------    -----------------    -----------------   -----------------
    Total sales                              22,119,976             24,700,560          79,631,503          90,256,673
                                           -----------------    -----------------    -----------------   -----------------

Cost of Sales:
 Products                                     7,421,043             11,826,003          24,893,210          35,462,442
 Services                                     4,834,529              5,374,159          16,905,678          21,744,779
                                           -----------------    -----------------    -----------------   -----------------
    Total cost of sales                      12,255,572             17,200,162          41,798,888          57,207,221
                                           -----------------    -----------------    -----------------   -----------------
Gross Profit                                 9,864,404               7,500,398          37,832,615          33,049,452
                                           -----------------    -----------------    -----------------   -----------------

Operating expenses
 Selling, general and administrative         6,242,516               8,771,709          24,747,871          29,653,342
 Research and Development                    1,792,649               2,390,359           7,665,092          10,990,809
                                           -----------------    -----------------    -----------------   -----------------
    Total operating expenses                 8,035,165              11,162,068          32,412,963          40,644,151
                                           -----------------    -----------------    -----------------   -----------------

Income (loss) from operations                1,829,239              (3,661,670)          5,419,652          (7,594,699)

Interest income                                347,141                 207,843           1,541,229           1,202,176
Interest expense                               (82,609)               (127,877)           (128,860)           (356,203)
                                           -----------------    -----------------    -----------------   -----------------
Income (loss) before provision for
 income taxes                                2,093,771              (3,581,704)          6,832,021          (6,748,726)

Provision for income taxes (benefit)           432,169              (1,019,464)          2,232,704          (2,159,592)
                                           -----------------    -----------------    -----------------   -----------------
Net income (loss)                            1,661,602           $  (2,562,240)      $   4,599,317       $  (4,589,134)
                                           =================    =================    =================   =================
Weighted average shares outstanding         11,349,110              11,439,226          11,322,973          11,397,529
                                           =================    =================    =================   =================
Net income (loss) per common share                   .15         $          (.22)    $           .41     $          (.40)
                                           =================    =================    =================   =================
Weighted average shares outstanding
 and dilutive shares                        11,676,962              11,439,226          11,741,635          11,397,529
                                           =================    =================    =================   =================

Net income (loss) per common share
 assuming dilution                                   .14         $          (.22)    $           .39     $          (.40)
                                           =================    =================    =================   =================
                                           =================    =================    =================   =================


